Exhibit 99.1

Investor Contact:
Laurie Little
The Piacente Group, Inc.
212-481-2050
farmerbros@tpg-ir.com

Farmer Bros. Co. Reports Third Quarter Fiscal 2017 Financial Results

Green Coffee Pounds Increased 6.9%
Income from Operations Increased $1.8 million; Net Income Increased $0.4 million
EBITDA Up 52.7%; Adjusted EBITDA Up by 24.0%

Northlake, Texas--(GLOBE NEWSWIRE)—May 9, 2017—Farmer Bros. Co. (NASDAQ: FARM) (the "Company") today reported financial results for the third quarter ended March 31, 2017.

Third Quarter Fiscal 2017 Highlights:

•	Volume of green coffee pounds processed and sold increased 6.9% year-over-year

•	Gross profit increased 2.4% to $53.8 million

•	Income from operations increased $1.8 million to $2.1 million

•	Net income increased $0.4 million to $1.6 million

•	EBITDA increased 52.7% to $10.0 million and EBITDA Margin was 7.3% an increase of 240 basis points year-over-year*

•	Adjusted EBITDA increased 24.0% to $12.2 million, and Adjusted EBITDA Margin was 8.8%, an increase of 150 basis points year-over-year*

•	Fully diluted EPS increased to $0.10 from $0.07 in the prior period of last year

(*The non-GAAP financial measures included above are reconciled to their corresponding GAAP measures at the end of this press release).

“We continue to make solid progress in our efforts to successfully execute our turnaround plan as demonstrated by the positive year-over-year improvement in our profitability levels,” said President and CEO, Michael Keown. “We delivered our fifth consecutive quarter of at least mid-single digit volume growth and generated strong momentum within our customer pipeline, particularly in our national accounts. Our recent restructuring efforts are delivering positive results and we remain focused on continuously improving both our operational and financial performance to create substantial value for all stakeholders.”

“We are also excited to announce that with our relocation to Northlake essentially complete, we have now fired up our roasters and have begun to roast coffee in the new facility,” continued Keown. “While we continue to run quality tests and progress towards SQF Level 3 certification, we recently had the opportunity to host an Open House for the media and community leaders to showcase our state-of-the-art facility. Once fully operational, this facility will provide increased capacity as our business expands in the future, both organically and through potential acquisitions.”

Third Quarter Fiscal 2017 Results

Selected Financial Data

The selected financial data presented below under the captions "Income statement data," "Operating data" and "Balance sheet and other data" summarizes certain performance measures for the three months ended March 31, 2017 and 2016.

	Three Months Ended March 31,
(In thousands, except per share data)	2017	2016	Y-o-Y Change

Income statement data:
Net sales	$138,187	$134,468	+2.8%
Gross margin	38.9%	39.1%	-20 bps
Income from operations	$2,058	$306	+572.5%
Net income	$1,594	$1,192	+33.7%
Net income per common share—diluted	$0.10	$0.07	$0.03

Operating data:
Coffee pounds	24,395	22,821	+6.9%
Non-GAAP net income	$3,049	$4,022	-24.2%
Non-GAAP net income per diluted common share	$0.17	$0.24	$(0.07)
EBITDA	$10,049	$6,580	+52.7%
EBITDA Margin	7.3%	4.9%	+240 bps
Adjusted EBITDA	$12,180	$9,820	+24.0%
Adjusted EBITDA Margin	8.8%	7.3%	+150 bps

Balance sheet and other data:
Total capital expenditures excluding new facility	$6,421	$2,876	+123.3%
Total capital expenditures	$13,503	$12,564	+7.5%
Depreciation and amortization expense	$6,527	$5,234	+24.7%

Non-GAAP net income, Non-GAAP net income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Volume of green coffee processed and sold increased by 6.9% for the quarter.

Net sales were $138.2 million in the quarter, an increase of 2.8% over the prior year period, primarily as a result of a $5.3 million, or 6.4%, increase in net sales of roast and ground coffee products and a $1.5 million, or 24.4%, increase in net sales of tea products primarily driven by the addition of China Mist, partially offset by a $2.4 million decrease in net sales of spice products resulting from the divestiture of our institutional spice assets and a $0.7 million, or 7.6%, decline in net sales of frozen liquid coffee products resulting from the loss of a large casino customer. Excluding the impact from both the acquisition of China Mist and West Coast Coffee, and the divestiture of our spice assets, net sales increased 2.4%.

Gross profit increased $1.2 million, or 2.4%, in the quarter on higher sales volume but gross margin decreased by 20 basis points. Gross margin decreased by 20 basis points impacted by the startup costs for the Texas production facility partially offset by favorable pricing.

Operating expenses decreased $0.5 million or 0.9% in the quarter, due to a $1.8 million reduction in general and administrative expenses and a $0.6 million decrease in restructuring and other transition expenses offset by a $1.9 million increase in selling expenses. General and administrative expenses decreased primarily due to $1.9 million in lower medical costs partially offset by $0.3 million in acquisition related consulting expenses and $0.2 million in expenses incurred in connection with successfully defending against a proxy contest. Restructuring and other transition expenses declined primarily because most of the planned expenses related to our corporate relocation plan have already been recognized in prior periods partially offset by $1.3 million in costs incurred in the current quarter associated with our DSD restructuring plan. Selling expenses increased $1.9 million in the quarter primarily due to $1.3 million from the consolidation of China Mist and West Coast Coffee and $0.5 million in operations-related consulting expenses, partially offset by a $0.5 million reduction in incentive compensation expense and $0.5 million in lower workers' compensation expense.

Income from operations was $2.1 million as compared to $0.3 million in the third quarter of fiscal 2016, primarily due to an increase in gross profit of $1.2 million, and a reduction in overall operating expenses of $0.5 million.

Net income increased $0.4 million in the quarter to $1.6 million, or $0.10 per diluted common share, as compared to $1.2 million, or $0.07 per diluted common share, in the prior year period.

Non-GAAP net income was $3.0 million in the quarter, or $0.17 per diluted common share, compared to $4.0 million, or $0.24 per diluted common share, in the prior year period. Non-GAAP net income per diluted common share declined by $0.07 due to the impact of $0.06 per diluted common share from higher income tax expense on non-GAAP adjustments in the current quarter compared to the prior year period. For the quarter ended March 31, 2016 our marginal tax rate was 0% while the marginal tax rate in the current quarter was 39.0%.

EBITDA generated during the quarter was $10.0 million as compared to $6.6 million during the third quarter of last year, a $3.4 million or 52.7% increase. EBITDA margin was 7.3% this quarter, versus 4.9% in the third quarter of last year, a 240 basis points improvement.

Adjusted EBITDA increased to $12.2 million from $9.8 million in the third quarter of fiscal 2016, and Adjusted EBITDA Margin increased to 8.8% from 7.3% in the third quarter of fiscal 2016.

Company Updates

•	Announced executive management changes highlighted by the appointment of David G. Robson as Treasurer and Chief Financial Officer

•	Announced a restructuring of our direct-store-delivery (DSD) sales model

•	Closed distribution center operations in Oklahoma City

•
Acquired West Coast Coffee Company, Inc. for $13.5 million paid in cash at closing, plus $1.2 million paid in cash in respect of working capital adjustments, and an earnout of up to an additional $1 million which would be paid if certain sales levels are reached in designated subsequent periods (the fair value of which we have estimated to be $0.6 million)

•	Commenced roasting operations at our new state-of-the-art Northlake, Texas production facility in April 2017

Investor Conference Call

Management will host an investor conference call today, May 9, 2017, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review the Company’s results for the third quarter ended March 31, 2017 and to provide an update on the Company's third quarter events. The call will be open to all interested investors through a live audio web broadcast via the Internet at the Company’s website www.farmerbros.com under “Investor Relations.” The call also will be available to investors and analysts by dialing (844) 423-9890. The passcode/ID is 7002878 within the U.S. and Canada.

The audio-only webcast will be archived for approximately 30 days on the Investor Relations section of the Company's website, and will be available approximately two hours after the end of the live webcast.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company's product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, hospitals, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer-facing branded coffee and tea products.

Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company's primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, Cain's™, McGarvey® and China Mist®.  For more information, visit: www.farmerbros.com.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects, ” “expects, ” “plans, ” “believes, ” “intends, ” “will, ” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of completion of construction of the Northlake, Texas facility (the "New Facility") and the availability of capital resources to fund the construction costs and capital expenditures for the New Facility, the timing and success of implementation of the DSD restructuring plan, the timing and success of the Company in realizing estimated savings from third party logistics and vendor managed inventory, the realization of the Company’s cost savings estimates, the timing and success of the Company realizing the benefits of recent acquisitions, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, our ability to retain employees with specialized knowledge, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of the third parties' securities and other investment vehicles in which the Company has invested its assets, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC.

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Net sales	$138,187	$134,468	$407,700	$410,220
Cost of goods sold	84,367	81,908	247,586	254,173
Gross profit	53,820	52,560	160,114	156,047
Selling expenses	40,377	38,447	117,912	112,741
General and administrative expenses	9,196	10,977	31,925	29,951
Restructuring and other transition expenses	2,547	3,169	9,542	13,855
Net gain from sale of Torrance facility	—	—	(37,449)	—
Net gains from sale of spice assets	(272)	(335)	(764)	(5,441)
Net gains from sales of other assets	(86)	(4)	(1,525)	(163)
Operating expenses	51,762	52,254	119,641	150,943
Income from operations	2,058	306	40,473	5,104
Other income (expense):
Dividend income	273	288	808	840
Interest income	147	139	435	359
Interest expense	(517)	(111)	(1,430)	(341)
Other, net	1,044	613	(1,088)	35
Total other income (expense)	947	929	(1,275)	893
Income before taxes	3,005	1,235	39,198	5,997
Income tax expense	1,411	43	15,910	318
Net income	$1,594	$1,192	$23,288	$5,679
Net income per common share—basic	$0.10	$0.07	$1.40	$0.34
Net income per common share—diluted	$0.10	$0.07	$1.39	$0.34
Weighted average common shares outstanding—basic	16,605,754	16,539,479	16,584,125	16,486,469
Weighted average common shares outstanding—diluted	16,721,774	16,647,415	16,704,200	16,614,275

FARMER BROS. CO.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	March 31, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,727	$21,095
Short-term investments	26,541	25,591
Accounts and notes receivable, net	50,426	44,364
Inventories	60,712	46,378
Income tax receivable	293	247
Short-term derivative assets	—	3,954
Prepaid expenses	4,789	4,557
Assets held for sale	—	7,179
Total current assets	148,488	153,365
Property, plant and equipment, net	171,977	118,416
Goodwill	9,940	272
Intangible assets, net	19,172	6,219
Other assets	7,311	9,933
Deferred income taxes	66,046	80,786
Total assets	$422,934	$368,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	45,216	23,919
Accrued payroll expenses	18,168	24,540
Short-term borrowings under revolving credit facility	44,175	109
Short-term obligations under capital leases	1,131	1,323
Short-term derivative liabilities	339	—
Other current liabilities	7,074	6,946
Total current liabilities	116,103	56,837
Accrued pension liabilities	67,331	68,047
Accrued postretirement benefits	20,183	20,808
Accrued workers’ compensation liabilities	10,248	11,459
Other long-term liabilities-capital leases	389	1,036
Other long-term liabilities	600	28,210
Total liabilities	$214,854	$186,397
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized and none issued	—	—
Common stock, $1.00 par value, 25,000,000 shares authorized; 16,841,650 and 16,781,561 shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively	16,842	16,782
Additional paid-in capital	40,704	39,096
Retained earnings	220,070	196,782
Unearned ESOP shares	(4,289)	(6,434)
Accumulated other comprehensive loss	(65,247)	(63,632)
Total stockholders’ equity	$208,080	$182,594
Total liabilities and stockholders’ equity	$422,934	$368,991

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Nine Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$23,288	$5,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,613	15,721
(Recovery of) provision for doubtful accounts	(44)	432
Interest on sale-leaseback financing obligation	681	—
Restructuring and other transition expenses, net of payments	2,191	(1,939)
Deferred income taxes	15,766	72
Net gain from sale of Torrance facility	(37,449)	—
Net gains from sales of spice assets and other assets	(2,289)	(5,604)
ESOP and share-based compensation expense	2,996	3,488
Net losses on derivative instruments and investments	793	11,839
Change in operating assets and liabilities:
Restricted cash	—	1,002
Purchases of trading securities held for investment	(4,216)	(5,938)
Proceeds from sales of trading securities held for investment	2,911	4,909
Accounts and notes receivable	(3,994)	(6,503)
Inventories	(13,242)	(4,452)
Income tax receivable	(46)	(70)
Derivative assets (liabilities), net	3,845	(11,580)
Prepaid expenses and other assets	(203)	865
Accounts payable	11,293	(997)
Accrued payroll expenses and other current liabilities	(5,712)	3,209
Accrued postretirement benefits	(624)	(384)
Other long-term liabilities	(2,028)	(337)
Net cash provided by operating activities	$10,530	$9,412
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	$(25,853)	$—
Purchases of property, plant and equipment	(35,497)	(16,193)
Purchases of construction-in-progress assets for New Facility	(26,653)	(13,492)
Proceeds from sales of property, plant and equipment	3,984	5,990
Net cash used in investing activities	$(84,019)	$(23,695)
(continued on next page)

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Nine Months Ended March 31,
	2017	2016
Cash flows from financing activities:
Proceeds from revolving credit facility	$67,583	$314
Repayments on revolving credit facility	(23,517)	(86)
Proceeds from sale-leaseback financing obligation	42,455	—
Proceeds from new facility lease financing	7,662	13,492
Repayments of new facility lease financing	(35,772)	—
Payments of capital lease obligations	(1,107)	(2,710)
Payment of financing costs	—	(8)
Proceeds from stock option exercises	823	1,610
Tax withholding payment - net share settlement of equity awards	(6)	(159)
Net cash provided by financing activities	$58,121	$12,453
Net decrease in cash and cash equivalents	$(15,368)	$(1,830)
Cash and cash equivalents at beginning of period	21,095	15,160
Cash and cash equivalents at end of period	$5,727	$13,330

Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired under capital leases	$353	$190
Net change in derivative assets and liabilities included in other comprehensive income, net of tax	$(1,615)	$5,929
Construction-in-progress assets under new facility lease	$—	$5,662
New Facility lease obligation	$—	$5,662
Non-cash additions to property, plant and equipment	$8,515	$1,576
Non-cash portion of earnout receivable recognized-spice assets sale	$229	$335
Non-cash portion of earnout payable recognized-China Mist acquisition	$500	$—
Non-cash portion of earnout payable recognized-West Coast Coffee acquisition	$600	$—
Option costs paid with exercised shares	$174	$—

Non-GAAP Financial Measures
In addition to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“Non-GAAP net income” is defined as net income excluding the impact of:

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets;

•	non-cash income tax expense (benefit), including the release of valuation allowance on deferred tax assets;

•	non-recurring 2016 proxy contest-related expenses; and

•	non-cash interest expense accrued on the Torrance Facility sale-leaseback financing obligation;
and including the impact of:

•	income taxes on non-GAAP adjustments.
“Non-GAAP net income per diluted common share” is defined as Non-GAAP net income divided by the weighted-average number of common shares outstanding, inclusive of the dilutive effect of common equivalent shares outstanding during the period.
“EBITDA” is defined as net income excluding the impact of:

•	income taxes;

•	interest expense; and

•	depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as net income excluding the impact of:

•	income taxes;

•	interest expense;

•	income from short-term investments;

•	depreciation and amortization expense;

•	ESOP and share-based compensation expense;

•	non-cash impairment losses;

•	non-cash pension withdrawal expense;

•	other similar non-cash expenses;

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets; and

•	non-recurring 2016 proxy contest-related expenses.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
Restructuring and other transition expenses are expenses that are directly attributable to (i) the corporate relocation plan, consisting primarily of employee retention and separation benefits, facility-related costs and other related costs such as travel, legal, consulting and other professional services; and (ii) beginning in the third quarter of fiscal 2017, the DSD restructuring plan, consisting primarily of severance, prorated bonuses for bonus eligible employees, contractual termination payments and outplacement services, and other related costs, including legal, recruiting, consulting, other professional services, and travel.

In the first quarter of fiscal 2017, we modified the calculation of Non-GAAP net income and Non-GAAP net income per diluted common share (i) to exclude non-recurring expenses for legal and other professional services incurred in connection with the 2016 proxy contest that were in excess of the level of expenses normally incurred for an annual meeting of stockholders ("2016 proxy contest-related expenses") and non-cash interest expense accrued on the Torrance Facility sale-leaseback financing obligation which has been included in the computation of the gain on sale upon conclusion of the leaseback arrangement, and (ii) to include income tax expense (benefit) on the non-GAAP adjustments based on the Company’s marginal tax rate of 39.0%. There was no similar adjustment for non-cash income tax expense in the comparable period of the prior fiscal year due to the valuation allowance recorded against the Company’s deferred tax assets. We also modified Adjusted EBITDA and Adjusted EBITDA Margin to exclude 2016 proxy contest-related expenses. These modifications to our non-GAAP financial measures were made because such expenses are not reflective of our ongoing operating results and adjusting for them will help investors with comparability of our results. The historical presentation of the non-GAAP financial measures was not affected by these modifications.
Beginning in the third quarter of fiscal 2017 and for all periods presented, we include EBITDA and EBITDA Margin in our non-GAAP financial measures. We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as a benchmark to compare our performance to that of our competitors.
In the third quarter of fiscal 2017, we also modified the calculation of Adjusted EBITDA to exclude income from our short-term investments because we believe excluding income generated from our investment portfolio is a measure more reflective of our operating results. The historical presentation of Adjusted EBITDA was recast to be comparable to the current period presentation.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets.
Non-GAAP net income, Non-GAAP net income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net income to Non-GAAP net income and reported net income per common share-diluted to Non-GAAP net income per diluted common share (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2017	2016	2017	2016
Net income, as reported	$1,594	$1,192	$23,288	$5,679
Restructuring and other transition expenses	2,547	3,169	9,542	13,855
Net gain from sale of Torrance facility	—	—	(37,449)	—
Net gains from sale of spice assets	(272)	(335)	(764)	(5,441)
Net gains from sales of other assets	(86)	(4)	(1,525)	(163)
Non-recurring 2016 proxy contest-related expenses	196	—	5,186	—
Interest expense on sale-leaseback financing obligation	—	—	681	—
Income tax (expense) benefit on non-GAAP adjustments	(930)	—	9,488	—
Non-GAAP net income	$3,049	$4,022	$8,447	$13,930

Net income per common share—diluted, as reported	$0.10	$0.07	$1.39	$0.34
Impact of restructuring and other transition expenses	$0.15	$0.19	$0.57	$0.83
Impact of net gain from sale of Torrance facility	$—	$—	$(2.24)	$—
Impact of net gains from sale of spice assets	$(0.02)	$(0.02)	$(0.05)	$(0.33)
Impact of net gains from sales of other assets	$(0.01)	$—	$(0.09)	$(0.01)
Impact of non-recurring 2016 proxy contest-related expenses	$0.01	$—	$0.31	$—
Impact of interest expense on sale-leaseback financing obligation	$—	$—	$0.04	$—
Impact of income tax (expense) benefit on non-GAAP adjustments	$(0.06)	$—	$0.57	$—
Non-GAAP net income per diluted common share	$0.17	$0.24	$0.50	$0.83

Set forth below is a reconciliation of reported net income to EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2017	2016	2017	2016
Net income, as reported	$1,594	$1,192	$23,288	$5,679
Income tax expense	1,411	43	15,910	318
Interest expense	517	111	1,430	341
Depreciation and amortization expense	6,527	5,234	16,613	15,721
EBITDA	$10,049	$6,580	$57,241	$22,059
EBITDA Margin	7.3%	4.9%	14.0%	5.4%

Set forth below is a reconciliation of reported net income to Adjusted EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2017	2016	2017	2016
Net income, as reported	$1,594	$1,192	$23,288	$5,679
Income tax expense	1,411	43	15,910	318
Interest expense	517	111	1,430	341
Income from short-term investments	(1,156)	(427)	(882)	(1,312)
Depreciation and amortization expense	6,527	5,234	16,613	15,721
ESOP and share-based compensation expense	902	837	2,996	3,488
Restructuring and other transition expenses	2,547	3,169	9,542	13,855
Net gain from sale of Torrance facility	—	—	(37,449)	—
Net gains from sale of spice assets	(272)	(335)	(764)	(5,441)
Net gains from sales of other assets	(86)	(4)	(1,525)	(163)
Non-recurring 2016 proxy contest-related expenses	196	—	5,186	—
Adjusted EBITDA	$12,180	$9,820	$34,345	$32,486
Adjusted EBITDA Margin	8.8%	7.3%	8.4%	7.9%